Apollo Investment Corporation
Reports Financial Results for the Quarter and Fiscal Year Ended March 31, 2018,
Announces Executive Officer Appointments, and
Announces Changes to Fee Structure

Fiscal Fourth Quarter and Other Recent Highlights:

•	Announces the following executive officer appointments

◦	Howard Widra appointed Chief Executive Officer and named a Director

◦	Tanner Powell appointed President

◦	James Zelter to continue to serve as a Director

•	Board of Directors approved the reduction in the asset coverage requirement in April (1)

•	Announces changes to fee structure

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Base Management Fee. Effective April 1, 2018, the base management fee has been permanently reduced from an annual rate of 2.0% of the Company’s gross assets to 1.5% of gross assets up to 1.0x debt-to-equity and to 1.0% of gross assets in excess of 1.0x debt-to-equity. The tiered management fee structure has been established as a result of the reduction in the Company’s applicable asset coverage test. (1) For purposes of calculating the base management fee, the definition of gross assets has been revised to exclude cash and cash equivalents.

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Incentive Fee on Income. The incentive fee on income has been revised to include a total return requirement with a rolling twelve quarter look-back beginning from April 1, 2018. The calculation of the incentive fee with the total return requirement will begin on January 1, 2019. The incentive fee rate and performance threshold remain 20% and 7% respectively. There is no change to the catch-up provision. For the period between April 1, 2018 through December 31, 2018, the incentive fee rate will be waived to 15%, subject to the 7% annualized performance threshold.

•	Net investment income per share for the quarter was $0.15 compared to $0.16 for the quarter ended December 31, 2017

•	Net asset value per share as of the end of the quarter was $6.56 compared to $6.60 as of December 31, 2017, a 0.6% decline

•	Continued to successfully execute portfolio repositioning strategy, including increasing core assets (2) to 77% of the portfolio and significantly reducing non-core assets

•	Net leverage (3) as of the end of the quarter was 0.57x, compared to 0.62x as of December 31, 2017

•	Declared a distribution of $0.15 per share

•	Repurchased 1.9 million shares of common stock for an aggregate cost of $11.1 million during the quarter
New York, NY — May 18, 2018 — Apollo Investment Corporation (NASDAQ: AINV) or the “Company,” or “Apollo Investment,” today announced financial results for its fourth fiscal quarter ended March 31, 2018. The Company’s net investment income was $0.15 per share for the quarter ended March 31, 2018, compared to $0.16 per share for the quarter ended December 31, 2017. The Company’s net asset value (“NAV”) was $6.56 per share as of March 31, 2018, compared to $6.60 as of December 31, 2017.
On May 17, 2018, the Board of Directors declared a distribution of $0.15 per share, payable on July 6, 2018 to shareholders of record as of June 21, 2018.

Mr. James Zelter, Director, commented, “Today’s executive officer appointments reflect the valuable contributions that Howard and Tanner have made implementing AINV's portfolio repositioning strategy over the past two years. I look forward to continuing to work with them as a Director and as Co-President of Apollo Global Management.” Mr. Zelter continued, “We are happy to announce changes to our fee structure which we believe more closely aligns the incentives of our manager with the interests of our shareholders and reflects our confidence in the strength of our business. The combination of our new fee structure and our active stock repurchase program demonstrate our commitment to creating value for our shareholders.”
Mr. Howard Widra, Apollo Investment’s newly appointed Chief Executive Officer commented, “I am very pleased to be taking on the CEO role as we near the completion of our portfolio repositioning plan. We thank Jim for his contributions as CEO and we are delighted that we will continue to benefit from his strategic insights and counsel as a Director of the company.” Mr Widra continued, “With the recent passage of The Small Business Credit Availability Act, we believe that we will be able to accelerate our de-risking investment strategy. As previously announced, we intend to use the incremental investment capacity to invest in lower risk assets which we believe to be in the best interests of all of our constituents.”

EXECUTIVE OFFICER APPOINTMENTS
The Company announced today that it has made two executive officer appointments. Mr. Howard Widra, who has served as President of the Company since June 2016 has been appointed Chief Executive Officer, succeeding Mr. James Zelter, who has served as Chief Executive Officer since 2006. Mr. Zelter will continue to serve as a Director and Mr. Widra has been named a Director. Mr. Tanner Powell has been appointed President of Company filling the vacancy created by Mr. Widra’s appointment. Mr. Powell will also continue to serve as Chief Investment Officer for the Company’s Investment Adviser. These appointments reflect Messrs. Widra and Powell’s ongoing contributions to the successful execution of the Company’s portfolio repositioning plan over the past two years.

Howard Widra
Mr. Howard Widra has been with Apollo Global Management, LLC and/or its affiliates since 2013. He was appointed Chief Executive Officer of Apollo Investment Corporation in May 2018 and previously served as President of Apollo Investment Corporation since June 2016. Mr. Widra is a co-founder of MidCap Financial, an $8 billion specialty finance business, and was formerly its Chief Executive Officer. Prior to MidCap, Mr. Widra was the founder and President of Merrill Lynch Capital Healthcare Finance. Prior to Merrill Lynch, Mr. Widra was President of GE Capital Healthcare Commercial Finance and held senior roles in its predecessor entities including President of Heller Healthcare Finance, and COO of Healthcare Financial Partners. Mr. Widra holds a J.D., Cum Laude, from the Harvard Law School and a B.A. from the University of Michigan.

Tanner Powell
Mr. Tanner Powell has been with Apollo Global Management, LLC since 2006. He was appointed President of Apollo Investment Corporation in May 2018 and has served as Chief Investment Officer for Apollo Investment Management, L.P., the Investment Adviser for Apollo Investment Corporation since June 2016. From 2004 to 2006, Mr. Powell served as an analyst in Goldman Sachs’ Principal Investment Area (PIA), concentrating on mezzanine investing. From 2002 to 2004, Mr. Powell was an analyst in the Industrials group at Deutsche Bank. Mr. Powell holds a B.A. from Princeton University.

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(1)
The Company announced that on April 4, 2018, its board of directors approved the application of the modified asset coverage requirements set forth in new Section 61(a)(2) of the Investment Company Act of 1940, as amended by The Small Business Credit Availability Act (“SBCAA”). As a result, the asset coverage ratio test applicable to the Company will be decreased from 200% to 150%, effective April 4, 2019.

(2)	Core strategies include corporate lending, aviation, life sciences, asset based and lender finance.

(3)
The Company’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

FINANCIAL HIGHLIGHTS

($ in billions, except per share data)	March 31, 2018		December 31, 2017		September 30, 2017		June 30, 2017		March 31, 2017
Total assets	$2.31		$2.42		$2.45		$2.49		$2.41
Investment portfolio (fair value)	$2.25		$2.35		$2.36		$2.42		$2.32
Debt outstanding	$0.79		$0.88		$0.86		$0.92		$0.85
Net assets	$1.42		$1.44		$1.47		$1.48		$1.48
Net asset value per share	$6.56		$6.60		$6.72		$6.73		$6.74

Debt-to-equity ratio	0.56	x	0.61	x	0.59	x	0.62	x	0.57	x
Net leverage ratio (1)	0.57	x	0.62	x	0.59	x	0.62	x	0.55	x
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(1)
The Company’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

PORTFOLIO AND INVESTMENT ACTIVITY

	Three Months Ended March 31,		Year Ended March 31,
(in millions)*	2018	2017	2018	2017
Investments made in portfolio companies	$243.3	$149.4	$1,049.4	$601.1
Investments sold	(119.3)	(38.4)	(189.0)	(219.5)
Net activity before repaid investments	124.0	111.0	860.3	381.6
Investments repaid	(238.1)	(306.4)	(964.9)	(875.2)
Net investment activity	$(114.1)	$(195.4)	$(104.6)	$(493.6)

Portfolio companies at beginning of period	86	85	86	89
Number of new portfolio companies	8	13	39	37
Number of exited portfolio companies	(4)	(12)	(35)	(40)
Portfolio companies at end of period	90	86	90	86

Number of investments made in existing portfolio companies	19	10	28	26

____________________
* Totals may not foot due to rounding.

OPERATING RESULTS

	Three Months Ended March 31,		Year Ended March 31,
(in millions)*	2018	2017	2018	2017
Net Investment Income	$31.9	$37.3	$133.4	$149.2
Net Realized and Change in Unrealized Losses	(11.3)	(29.2)	(46.4)	(130.9)
Net Increase in Net Assets Resulting from Operations	$20.6	$8.1	$87.0	$18.4

(per share)* (1)
Net Investment Income	$0.15	$0.17	$0.61	$0.67
Net Realized and Change in Unrealized Losses	$(0.05)	$(0.13)	$(0.21)	$(0.59)
Earnings per share — basic	$0.10	$0.04	$0.40	$0.08
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* Totals may not foot due to rounding.
(1) Based on the weighted average number of shares outstanding for the period presented.

SHARE REPURCHASE PROGRAM
During the three months ended March 31, 2018, the Company repurchased 1,943,858 shares at a weighted average price per share of $5.73, inclusive of commissions, for a total cost of $11.1 million.
Since the inception of the share repurchase program and through May 17, 2018, the Company repurchased 20,429,255 shares at a weighted average price per share of $5.88, inclusive of commissions, for a total cost of $120.1 million, leaving a maximum of $29.9 million available for future purchases under the current Board authorization of $150 million.

CONFERENCE CALL / WEBCAST AT 10:00 AM EDT ON MAY 18, 2018
The Company will host a conference call on Friday, May 18, 2018 at 10:00 a.m. Eastern Time. All interested parties are welcome to participate in the conference call by dialing (888) 802-8579 approximately 5-10 minutes prior to the call; international callers should dial (973) 633-6740. Participants should reference Apollo Investment Corporation or Conference ID #8595008 when prompted. A simultaneous webcast of the conference call will be available to the public on a listen-only basis and can be accessed through the Event Calendar in the Investor Relations section of our website at www.apolloic.com. Following the call, you may access a replay of the event either telephonically or via audio webcast. The telephonic replay will be available approximately two hours after the live call and through June 8, 2018 by dialing (800) 585-8367; international callers please dial (404) 537-3406, reference Conference ID # 8595008. A replay of the audio webcast will also be available later that same day. To access the audio webcast please visit the Event Calendar in the Investor Relations section of the Company’s website at www.apolloic.com.
SUPPLEMENTAL INFORMATION
The Company provides a supplemental information package to offer more transparency into its financial results and make its reporting more informative and easier to follow. The supplemental package is available on the Investor Relations section of the Company’s website at www.apolloic.com.

Our portfolio composition and weighted average yields as of March 31, 2018, December 31, 2017, September 30, 2017, June 30, 2017, and March 31, 2017, were as follows:

	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Portfolio composition, at fair value:
Secured debt	82%	81%	80%	77%	75%
Unsecured debt	5%	5%	5%	7%	7%
Structured products and other	3%	4%	5%	6%	7%
Preferred equity	1%	1%	1%	1%	1%
Common equity/interests and warrants	9%	9%	9%	9%	10%
Weighted average yields, at amortized cost (1):
Secured debt portfolio (2)	10.7%	10.5%	10.3%	10.2%	10.2%
Unsecured debt portfolio (2)	11.3%	11.2%	11.2%	11.1%	11.1%
Total debt portfolio (2)	10.7%	10.5%	10.3%	10.3%	10.3%
Total portfolio (3)	9.6%	9.6%	9.7%	9.7%	8.7%
Interest rate type, at fair value (4):
Fixed rate amount	$0.1 billion	$0.1 billion	$0.1 billion	$0.2 billion	$0.2 billion
Floating rate amount	$1.2 billion	$1.3 billion	$1.2 billion	$1.2 billion	$1.1 billion
Fixed rate, as percentage of total	8%	8%	9%	14%	16%
Floating rate, as percentage of total	92%	92%	91%	86%	84%
Interest rate type, at amortized cost (4):
Fixed rate amount	$0.1 billion	$0.1 billion	$0.1 billion	$0.2 billion	$0.2 billion
Floating rate amount	$1.2 billion	$1.2 billion	$1.2 billion	$1.1 billion	$1.0 billion
Fixed rate, as percentage of total	8%	9%	9%	15%	17%
Floating rate, as percentage of total	92%	91%	91%	85%	83%
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(1)	An investor’s yield may be lower than the portfolio yield due to sales loads and other expenses.

(2)	Exclusive of investments on non-accrual status.

(3)	Inclusive of all income generating investments, non-income generating investments and investments on non-accrual status.

(4)
The interest rate type information is calculated using the Company’s corporate debt portfolio and excludes aviation, oil and gas, structured credit, renewables, shipping, commodities and investments on non-accrual status.

APOLLO INVESTMENT CORPORATION STATEMENTS OF ASSETS AND LIABILITIES (In thousands, except share and per share data)

	March 31, 2018	March 31, 2017

Assets
Investments at fair value:
Non-controlled/non-affiliated investments (cost — $1,471,492 and $1,510,980, respectively)	$1,450,033	$1,402,409
Non-controlled/affiliated investments (cost — $73,943 and $417,471, respectively)	68,954	239,050
Controlled investments (cost — $723,161 and $676,972, respectively)	729,060	675,249
Cash and cash equivalents	14,035	9,783
Foreign currencies (cost — $1,292 and $1,494, respectively)	1,298	1,497
Cash collateral on option contracts	5,016	—
Receivable for investments sold	2,190	40,226
Interest receivable	22,272	17,072
Dividends receivable	2,550	6,489
Deferred financing costs	14,137	17,632
Variation margin receivable	1,846	—
Prepaid expenses and other assets	419	713
Total Assets	$2,311,810	$2,410,120

Liabilities
Debt	$789,846	$848,449
Payable for investments purchased	41,827	13,970
Distributions payable	32,447	32,954
Management and performance-based incentive fees payable	16,585	16,306
Interest payable	5,310	7,319
Accrued administrative services expense	2,507	2,250
Other liabilities and accrued expenses	5,202	7,075
Total Liabilities	$893,724	$928,323

Net Assets	$1,418,086	$1,481,797

Net Assets
Common stock, $0.001 par value (400,000,000 shares authorized; 216,312,096 and 219,694,654 shares issued and outstanding, respectively)	$216	$220
Paid-in capital in excess of par	2,636,507	2,924,775
Accumulated under-distributed (over-distributed) net investment income	(10,229)	88,134
Accumulated net realized loss	(1,166,471)	(1,277,625)
Net unrealized loss	(41,937)	(253,707)
Net Assets	$1,418,086	$1,481,797

Net Asset Value Per Share	$6.56	$6.74

APOLLO INVESTMENT CORPORATION STATEMENTS OF OPERATIONS (In thousands, except per share data)

	Three Months Ended March 31,		Year Ended March 31,
	2018	2017	2018	2017
	(Unaudited)	(Unaudited)
Investment Income
Non-controlled/non-affiliated investments:
Interest income (excluding Payment-in-kind (“PIK”) interest income)	$40,537	$38,369	$157,076	$160,457
Dividend income	—	—	—	2,066
PIK interest income	1,250	2,027	7,176	7,824
Other income	1,284	1,568	6,548	4,551
Non-controlled/affiliated investments:
Interest income (excluding PIK interest income)	152	1,195	266	1,914
Dividend income	67	2,173	2,528	14,485
PIK interest income	44	2,513	7,626	2,809
Other income	—	—	(306)	70
Controlled investments:
Interest income (excluding PIK interest income)	13,012	12,974	55,781	50,405
Dividend income	3,750	3,900	17,153	17,750
PIK interest income	1,393	1,577	5,439	17,531
Total Investment Income	$61,489	$66,296	$259,287	$279,862
Expenses
Management fees	$11,474	$12,256	$47,937	$52,934
Performance-based incentive fees	5,277	2,713	28,710	18,776
Interest and other debt expenses	12,560	14,061	53,039	59,765
Administrative services expense	1,854	1,746	6,915	7,513
Other general and administrative expenses	3,161	3,283	9,599	13,200
Total expenses	34,326	34,059	146,200	152,188
Management and performance-based incentive fees waived	(4,641)	(4,969)	(19,718)	(21,233)
Expense reimbursements	(138)	(84)	(582)	(336)
Net Expenses	$29,547	$29,006	$125,900	$130,619
Net Investment Income	$31,942	$37,290	$133,387	$149,243
Net Realized and Change in Unrealized Gains (Losses)
Net realized gains (losses):
Non-controlled/non-affiliated investments	$206	$(61,580)	$(96,498)	$(97,774)
Non-controlled/affiliated investments	(25,944)	(31,032)	(167,416)	50,014
Controlled investments	—	—	—	(2,173)
Option contracts	(3,656)	752	(4,275)	752
Credit default swaps	—	(878)	—	(878)
Foreign currency transactions	9,216	6,222	15,851	8,236
Extinguishment of debt	—	—	(5,790)	—
Net realized losses	(20,178)	(86,516)	(258,128)	(41,823)
Net change in unrealized gains (losses):
Non-controlled/non-affiliated investments	(1,915)	63,880	86,870	134,198
Non-controlled/affiliated investments	22,846	(2,249)	173,674	(185,926)
Controlled investments	8,418	340	7,622	(55,689)
Option contracts	(5,172)	3,258	(19,145)	—
Credit default swaps	—	788	—	—
Foreign currency translations	(15,314)	(8,739)	(37,251)	18,367
Net change in unrealized losses	8,863	57,278	211,770	(89,050)
Net Realized and Change in Unrealized Losses	$(11,315)	$(29,238)	$(46,358)	$(130,873)
Net Increase (Decrease) in Net Assets Resulting from Operations	$20,627	$8,052	$87,029	$18,370
Earnings Per Share	$0.10	$0.04	$0.40	$0.08

About Apollo Investment Corporation
Apollo Investment Corporation (NASDAQ: AINV) is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in various forms of debt investments, including secured and unsecured debt, loan investments, and/or equity in private middle-market companies. The Company may also invest in the securities of public companies and structured products and other investments such as collateralized loan obligations and credit-linked notes. The Company seeks to provide private financing solutions for private companies that do not have access to the more traditional providers of credit. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Global Management, LLC, a leading global alternative investment manager. For more information, please visit www.apolloic.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including, but not limited to, statements as to our future operating results; our business prospects and the prospects of our portfolio companies; the impact of investments that we expect to make; our contractual arrangements and relationships with third parties; the dependence of our future success on the general economy and its impact on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; and the timing of cash flows, if any, from the operations of our portfolio companies.
We may use words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; new strategic initiatives; the ability to reposition the investment portfolio; the market outlook; future investment activity; and risks associated with changes in business conditions and the general economy. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.
Contact
Elizabeth Besen
Investor Relations Manager
Apollo Investment Corporation
212.822.0625
ebesen@apollo.com